UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On February 22, 2011, the Board of Directors (the “Board”) of Adolor Corporation (“Adolor” or the “Company”) revised the levels of Board compensation for non-employee directors of the Company, to be effective as of May 17, 2011.  As amended, the annual Board retainer for a non-employee director was increased by $5,000, the retainer for the Chairman of the Board was increased by $10,000, the retainers for the audit committee and compensation committee chairs were increased by $2,000 and $5,000, respectively, and the retainers for audit committee members and compensation committee members were increased by $5,000 and $4,000, respectively.  In addition, the number of options awarded to a non-employee director upon initial election to the Board and annually at the Annual Meeting of Stockholders was increased by 20,000 shares and 10,000 shares, respectively.

A Summary of Oral Agreement for Payment of Services between Adolor Corporation and its Board of Directors, effective as of May 17, 2011, reflecting the details of such compensation is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(1)                                  Cash Awards under the Adolor Corporation Incentive Compensation Plan (the “ICP”) for fiscal year 2010.  On December 6, 2010, the Compensation Committee of the Board (the “Committee”) approved the cash incentive compensation awards for fiscal year 2010 to be made to the executive officers of the Company pursuant to the Company’s ICP in effect during 2010.  For 2010, the Committee exercised its discretion to reduce the level of targeted payout under the ICP to 70% of the target bonus levels for the Company.

These individual ICP awards shown below were ratified by the independent members of the Board on December 15, 2010, and were subject to the finalization of financial results for the year ended December 31, 2010, which were released on February 23, 2011.  The awards earned by each executive officer in 2010, which will be paid in early March 2011, are as follows:

Michael R. Dougherty	$171,904
John M. Limongelli	$83,654
George R. Maurer	$69,006
Stephen W. Webster	$83,654

(2)                                  Amended and Restated Incentive Compensation Plan:  On February 22, 2011, the Board approved an amendment and restatement of the Adolor Corporation Incentive Compensation Plan, effective January 1, 2011 (the “Amended ICP”).  The Amended ICP is designed to provide participants in the plan with an incentive, in the form of a cash payment (an “Award”), to achieve specified corporate and/or individual objectives during a period of time selected by the Board to which the Award relates (a “Performance Period”).

Under the Amended ICP, the Board, upon the recommendation of the Committee, will establish major corporate objectives (and the relative weighting of such objectives) (the “Corporate Objectives”) and the Award level that may be paid to each Executive Officer if certain performance criteria are achieved.  At the end of the Performance Period, the Board, upon the recommendation of the Committee, shall review and approve the aggregate amount of Award dollars, if any, available for payment to the participants under the Amended ICP, as well as the individual Awards, if any, to be made under the Amended ICP to the President and CEO and the other executive officers of the Company.  A minimum of 60% achievement against the Corporate Objectives is necessary for any Award payout under the Amended ICP.

The foregoing summary of the Amended ICP is qualified in its entirety by reference to the full text of the Amended ICP, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

At the same time it approved the Amended ICP, the Board also established the Company’s 2011 Corporate Objectives and the weightings for each objective.  The 2011 Corporate Objectives consist of a net sales objective for ENTEREG (40% weighting), research and development objectives (30% weighting) and financial objectives (30% weighting).

Item 9.01                                             Financial Statements and Exhibits.

(d)                             Exhibits.

Exhibit No.	Description of Document
10.1	Summary of Oral Agreement for Payment of Services between Adolor Corporation and its Board of Directors (effective as of May 17, 2011)

10.2†	Amended and Restated Adolor Corporation Incentive Compensation Plan, effective as of January 2011

† Compensation plans and arrangements for executives and others.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

	By	/s/ John M. Limongelli
	Name:	John M. Limongelli
	Title:	Sr. Vice President, General Counsel and Secretary

Dated: February 23, 2011

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Summary of Oral Agreement for Payment of Services between Adolor Corporation and its Board of Directors (effective as of May 17, 2011)

10.2	Amended and Restated Adolor Corporation Incentive Compensation Plan, effectives as January 2011